UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2016

RIGHTSCORP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55097	33-1219445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Donald Douglas Loop North

Santa Monica, CA 90405

(Address of principal executive offices) (zip code)

310-751-7510

(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2016, Robert Michael Reveley resigned as chief financial officer of Rightscorp, Inc. (the “Company”) in order to fully pursue his other obligations, and Cecil Kyte was appointed chief financial officer of the Company.

Mr. Kyte, 44, has served as chairman of the Company’s board of directors since December 2015 and previously served as the Company’s chief financial officer from May 2015 to December 2015. Previously, from 2007 to 2013, he was chief executive officer and chairman of Save The World Air, Inc., a publicly traded energy technology company. Mr. Kyte resigned as CEO in 2013. Mr. Kyte has also been an owner of petroleum exploration and production assets in North America for two decades.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTSCORP, INC.

Dated: October 11, 2016	By:	/s/ Christopher Sabec
	Name:	Christopher Sabec
	Title:	Chief Executive Officer

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